 As filed with the Securities and Exchange Commission on October 6, 1995

                                              Registration No. 33-

                    SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C. 20549

                           -------------------

                                 FORM S-3
                          REGISTRATION STATEMENT
                                UNDER THE
                          SECURITIES ACT OF 1933

                              -------------

                          CUC International Inc.
          (Exact Name of Registrant as Specified in its Charter)

             Delaware                                 06-0918165
 (State or Other Jurisdiction of                   (I.R.S. Employer
  Incorporation or Organization)                  Identification No.)

                            707 Summer Street
                       Stamford, Connecticut  06901
                              (203) 324-9261
           (Address, Including Zip Code, and Telephone Number,
    including Area Code, of Registrant's Principal Executive Offices)

           Cosmo Corigliano                     Amy N. Lipton, Esq.
      Senior Vice President and              Senior Vice President and
       Chief Financial Officer                    General Counsel
        CUC International Inc.                CUC International Inc.
          707 Summer Street                      707 Summer Street
     Stamford, Connecticut  06901          Stamford, Connecticut  06901
            (203) 324-9261                        (203) 324-9261
                  (Name, Address, Including Zip Code,
     and Telephone Number, Including Area Code, of Agents For Service)

                                Copies to:

                         Howard Chatzinoff, Esq.
                          Weil, Gotshal & Manges
                             767 Fifth Avenue
                         New York, New York 10153
                             (212) 310-8000

Approximate date of commencement of proposed sale of the securities to the public: From time to time after the effective date of the Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [x]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_] __________

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_] __________

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                                        (Cover Page continued on next page)


                                               CALCULATION OF REGISTRATION FEE

                                                              Proposed Maximum      Proposed Maximum
                                           Amount to be      Offering Price Per    Aggregate Offering         Amount of
Title of Shares to be Registered            Registered            Unit(1)              Price(1)           Registration Fee
Common Stock, par value $.01 per share      1,498,888             $35.3125             $52,929,482                 $18,252.00

(1)     Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities
        Act of 1933.  Based upon the average of the high and low sales prices of the Company's Common Stock as reported by the New York Stock Exchange on October 2, 1995.


The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

     INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                              SUBJECT TO COMPLETION
                  PRELIMINARY PROSPECTUS DATED OCTOBER 6, 1995

     PROSPECTUS

                                1,498,888 SHARES
                                -----------------

                             CUC INTERNATIONAL INC.

                                  COMMON STOCK
                           ($.01 PAR VALUE PER SHARE)

                             ------------------------

          The 1,498,888 shares (the "Shares") of common stock, $.01 par value per share ("Common Stock"), of CUC International Inc., a Delaware corporation ("CUC" or the "Company"), may be offered for sale from time to time by and for the account of certain stockholders of the Company (the "Selling Stockholders"). See "Selling Stockholders." The Selling Stockholders acquired the Shares in connection with the merger of Fresh Air Acquisition Corp., a Minnesota corporation and a direct, wholly owned subsidiary of the Company ("Merger Sub"), with and into North American Outdoor Group, Inc., a Minnesota corporation ("NAOG"), pursuant to the Agreement and Plan of Merger, dated August 17, 1995, as amended on September 1, 1995, by and among the Company, Merger Sub and NAOG (the "Merger Agreement"). The Company is registering the Shares as required by an Investment and Registration Rights Agreement, dated September 18, 1995, by and among the Company and the former NAOG stockholders (the "Registration Rights Agreement"). The Company will not receive any of the proceeds from the sale of the Shares by the Selling Stockholders, but has agreed to bear all the expenses of registration of the Shares. See "Plan of Distribution."

          The Common Stock is listed on the New York Stock Exchange under the symbol "CU." On October 5, 1995, the last reported sale price of Common Stock on the New York Stock Exchange was $35-1/8 per share.

          The Selling Stockholders, or their transferees, from time to time may offer and sell the Shares directly or through agents or broker-dealers on terms to be determined at the time of sale. To the extent required, the names of any agents or broker-dealers, and applicable commissions or discounts and any other required information with respect to any particular offer, will be set forth in an accompanying Prospectus Supplement. See "Plan of Distribution."

          The Selling Stockholders and any agents or broker-dealers that participate with the Selling Stockholders in the distribution of the Shares may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), and, in such event, any commissions received by them and any profit on the resale of the Shares may be deemed to be underwriting commissions or discounts under the Securities Act. See "Plan of Distribution" herein for a description of certain indemnification arrangements among the Company and the Selling Stockholders.

          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                             -----------------------

                 THE DATE OF THIS PROSPECTUS IS          , 1995.
                                                ------ --

                              AVAILABLE INFORMATION

          The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed with the Commission by the Company can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Regional Offices located at 7 World Trade Center, Suite 1300, New York, New York 10048, and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such materials can be obtained upon written request addressed to the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, the Common Stock is listed on the New York Stock Exchange, and such reports, proxy statements and other information concerning the Company may be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

          The Company has filed with the Commission a registration statement on Form S-3 (together with any amendments, the "Registration Statement") under the Securities Act, covering the shares of Common Stock being offered by this Prospectus. This Prospectus, which is part of the Registration Statement, does not contain all of the information and undertakings set forth in the Registration Statement and reference is made to such Registration Statement, including exhibits, which may be inspected and copied in the manner and at the locations specified above, for further information with respect to the Company and the Common Stock. Statements contained in this Prospectus concerning the provisions of any document are not necessarily complete and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

          The following documents previously filed with the Commission by the Company are incorporated by reference into this Prospectus:

         (i) The Company's Annual Report on Form 10-K for the fiscal year ended January 31, 1995;

        (ii) The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended April 30, 1995;

       (iii) The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended July 31, 1995;

        (iv) The Company's Current Report on Form 8-K filed on September 5, 1995; and

         (v) The description of Common Stock in the Company's registration statements on Form 8-A filed on July 27, 1984 and August 15, 1989.

          In addition, all documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering made pursuant to the Registration Statement shall be deemed to be incorporated by reference into and to be a part of this Prospectus from the date of filing of such documents. Any statement contained in a document so incorporated by reference shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained in this Prospectus, or in any other subsequently filed document which is also incorporated by reference, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Prospectus except as so modified or superseded.

          The Company will provide, without charge, to each person to whom this Prospectus is delivered, upon the written or oral request of any such person, a copy of any or all of the documents incorporated by reference (not including exhibits to such documents unless such exhibits are specifically incorporated by reference in such documents). Requests for copies of such documents should be directed to the Company, 707 Summer Street, Stamford, Connecticut 06901,
     Attention:  Secretary, telephone: (203) 324-9261.

                                   THE COMPANY

     GENERAL

          The Company is a membership-based consumer services company. The Company currently provides approximately 38 million consumers with access to a variety of services. The Company operates in one business segment, providing these services as individual, wholesale or discount coupon program memberships ("Memberships"). These Memberships include such components as shopping, travel, auto, dining, home improvement, vacation exchange, credit card and checking account enhancement packages, financial products and discount coupon programs. The Company also administers insurance package programs which are generally combined with discount shopping and travel and marketed primarily through financial institutions. The Company believes it is the leading provider of membership-based consumer services of these types in the United States. The Company's activities are conducted principally through its Comp-U-Card division and certain of the Company's wholly-owned subsidiaries, FISI* Madison Financial Corporation, Benefit Consultants, Inc., Interval International Inc. and Entertainment Publications, Inc.

          The Company derives its revenues principally from membership fees. Membership fees vary depending upon the particular membership program, and annual fees to consumers generally range from $6 to $250 per year. Most of the Company's memberships are for one-year renewable terms, and members are generally entitled to unlimited use during the membership period of the service for which the member has subscribed. Members generally may cancel their membership and obtain a full refund at any point during the membership term.

          For a more detailed description of the business of the Company, see the description set forth in the Company's Annual Report on Form 10-K for the fiscal year ended January 31, 1995, which is incorporated herein by reference.

          The Company's executive offices are located at 707 Summer Street, Stamford, Connecticut 06901, and its telephone number is (203) 324-9261.

                               RECENT DEVELOPMENTS

          In September 1995, the Company effected a merger of Merger Sub and NAOG (the "Merger") pursuant to the Merger Agreement. The acquisition was accounted for as a pooling-of-interests. NAOG owns one of the largest private, for-profit hunting and general interest fishing membership organizations in America, the North American Hunting Club and the North American Fishing Club. In addition, NAOG owns a third club, the Handyman Club of America. The Company believes that the Merger enhances the Company's overall competitiveness by making available to it new products and new product lines.

                                 USE OF PROCEEDS

          The Company will not receive any of the proceeds from the sale of the Shares. All of the proceeds from the sale of the Shares will be received by the Selling Stockholders.

















     NYFS01...:\01\39801\0018\1547\PRO9285S.09A

                              SELLING STOCKHOLDERS

          The Selling Stockholders are former NAOG shareholders. The Shares were acquired by the Selling Stockholders in connection with the Merger. The following table provides the names and the number of shares of Common Stock owned by each Selling Stockholder. Since the Selling Stockholders may sell all, some or none of their Shares, no estimate can be made of the aggregate number of Shares that are to be offered hereby or that will be owned by each Selling Stockholder upon completion of the offering to which this Prospectus relates.

          The Shares offered by this Prospectus may be offered from time to time by the Selling Stockholders named below:

                                                    Shares of
               Selling Stockholder                  Common Stock
               -------------------                  ------------
               Steven F. Burke                      263,668
               Kathleen M. Burke                    144,884
               John J. Burke                        181,728
               Nova J. Burke                         57,709
               Thomas S. Burke                      158,798
               Thomas S. and Kathryn J. Burke CRUT   26,565
               Lawrence G. Burke                     66,020
               Valerie M. Burke                      66,022
               James R. Burke, Ph.D.                113,540
               James R. Burke Two-Life CRUT          28,336
               Linda M. Burke                        93,815
               Linda M. Burke CRUT                    8,855
               Nancy A. Ekenberg                     72,260
               Elizabeth A. Burke Trust              27,610
               Michael S. Burke Trust                27,610
               Thomas J. Burke Trust                 27,610
               Kathleen M. Burke Trust               26,264
               Susan E. Burke Trust                  24,493
               Paul S. Burke, Jr.                     9,389
               Paul S. Burke CRUT                     8,855
               James R. Perdiew                      18,819
               Mark A. LaBarbera                     12,740
               Ramona J. Lindbom                     10,967
               Alonzo B. Seran                        6,763
               Russell M. Nolan                       4,520
               Jacqueline C. Burke Trust              2,762
               Paul Stanley Burke, III Trust          2,762
               Madeline Anne Burke Trust              2,762
               David Burke Trust                      2,762
                                                    -------
                    TOTAL                         1,498,888

          Two of the Selling Stockholders, Steven F. Burke and John J. Burke, have entered into employment agreements with NAOG, each dated as of August 17, 1995.

                              PLAN OF DISTRIBUTION

          The Selling Stockholders have advised the Company that the Shares may be sold from time to time by the Selling Stockholders, or their transferees, on the New York Stock Exchange or any national securities exchange or automated interdealer quotation system on which shares of Common Stock are then listed, or through negotiated transactions or otherwise. The Shares will not be sold in an underwritten public offering. The Shares will be sold at prices and on terms then prevailing, at prices related to the then-current market price, or at negotiated prices.
     The Selling Stockholders may effect sales of the Shares directly or by or through agents, brokers or dealers and the Shares may be sold by one or more of the following methods: (a) ordinary brokerage transactions, (b) purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this Prospectus, and (c) in "block" sales. At the time a particular offer is made, a Prospectus Supplement, if required, will be distributed that sets forth the name or names of agents or broker-dealers, any commissions and other terms constituting compensation and any other required information. In effecting sales, broker-dealers engaged by any Selling Stockholder and/or the purchasers of the Shares may arrange for other broker-dealers to participate. Broker-dealers will receive commissions, concessions or discounts from the Selling Stockholder and/or the purchasers of the Shares in amounts to be negotiated prior to the sale. Sales will be made only through broker-dealers registered as such in a subject jurisdiction or in transactions exempt from such registration.

          The Company is required under the Registration Rights Agreement to comply with the requirements of Rule 144(c) under the Securities Act, as such Rule may be amended from time to time (or any similar rule or regulation hereafter adopted by the Commission), regarding the availability of current public information to the extent required to enable the Selling Stockholders to sell Shares without registration under the Securities Act pursuant to Rule 144 (or any similar rule or regulation).

          In offering the Shares covered by this Prospectus, the Selling Stockholders and any brokers, dealers or agents who participate in a sale of the Shares by the Selling Stockholders may be considered "underwriters" within the meaning of Section 2(11) of the Securities Act, and the compensation of any broker/dealers may be deemed to be underwriting discounts and commissions.

          As required by the Registration Rights Agreement, the Company has filed the Registration Statement, of which this Prospectus forms a part, with respect to the sale of the Shares. CUC has agreed to use its best efforts to keep the Registration Statement current and effective for a period commencing on the effective date of the Registration Statement and terminating twenty-four months after the Registration Statement is filed with the Commission.

          The Company will not receive any of the proceeds from the sale of the Shares by the Selling Stockholders. The Company will bear all of the costs of registering the Shares under the Securities Act.

          Pursuant to the terms of the Registration Rights Agreement, the Company and the Selling Stockholders have agreed to indemnify each other and certain other parties for certain liabilities, including liabilities under the Securities Act, in connection with the registration of the Shares.

                                  LEGAL MATTERS

          The legality of the Shares will be passed upon for the Company by Robert Tucker, Corporate Secretary.

                                     EXPERTS

          The consolidated financial statements of CUC appearing in the Company's Annual Report (Form 10-K) for the year ended January 31, 1995, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

          With respect to the unaudited condensed consolidated interim financial information for the three-month periods ended April 30, 1995 and 1994 and the three and six month periods ended July 31, 1995 and 1994, incorporated by reference in this Prospectus, Ernst & Young LLP have reported that they have applied limited procedures in accordance with professional standards for a review of such information.
     However, their separate report, included in the Company's Quarterly Report on Form 10-Q for the quarters ended April 30, 1995 and July 31, 1995, incorporated herein by reference, states that they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their report on such information should be restricted in light of the limited nature of the review procedures applied. The independent auditors are not subject to the liability provisions of Section 11 of the Securities Act for their report on the unaudited interim financial information because that report is not a "report" or a "part" of the Registration Statement prepared or certified by the auditors within the meaning of
     Section 7 and 11 of the Securities Act.

      No dealer, salesperson or other
      individual has been authorized to               1,498,888 SHARES
      give any information or to make
      any representation not contained
      in this Prospectus and, if given
      or made, such information or
      representation must not be relied
      upon as having been authorized by
      the Company or any Selling                   CUC INTERNATIONAL INC.
      Stockholder.  This Prospectus does
      not constitute an offer to sell or
      a solicitation of an offer to buy
      the securities offered hereby in
      any jurisdiction or to any person
      to whom it is unlawful to make
      such offer or solicitation.
      Neither the delivery of this
      Prospectus nor any sale made
      hereunder shall, under any
      circumstances, create any
      implication that the information
      contained herein is correct as of
      any date subsequent to the date                   COMMON STOCK
      hereof.                                    ($.01 PAR VALUE PER SHARE)


                 -------------


               TABLE OF CONTENTS

                                                    --------------------
                                    PAGE
                                    ----                 PROSPECTUS
      Available Information . . . .  2
      Incorporation of Certain                      --------------------
        Documents By Reference  . .  2
      The Company . . . . . . . . .  3
      Recent Developments . . . . .  3
      Use of Proceeds . . . . . . .  3                           , 1995
      Selling Stockholders  . . . .  4               --------- --
      Plan of Distribution  . . . .  4
      Legal Matters . . . . . . . .  5
      Experts . . . . . . . . . . .  6

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

     ITEM 14.     OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     Securities and Exchange Commission Registration Fee   $18,252.00
    *Accounting Fees and Expenses  . . . . . . . . . . . . $ 7,500.00
    *Legal Fees and Expenses . . . . . . . . . . . . . . . $10,000.00

          Total  . . . . . . . . . . . . . . . . . . . .   $35,752.00
                                                           ----------

          The registrant will bear all of the expenses of the offering made hereby.
     -------
     * Estimated


     ITEM 15.     INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 145 of the Delaware General Corporation Law empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. A Delaware corporation may indemnify directors, officers, employees and other agents of such corporation in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the person to be indemnified has been adjudged to be liable to the corporation. Where a director, officer, employee or agent of the corporation is successful on the merits or otherwise in the defense of any action, suit or proceeding referred to above or in defense of any claim, issue or matter therein, the corporation must indemnify such person against the expenses (including attorneys' fees) which he or she actually and reasonably incurred in connection therewith.

         The registrant's By-Laws contains provisions that provide for indemnification of officers and directors and their heirs and distributees to the full extent permitted by, and in the manner permissible under, the General Corporation Law of the State of Delaware.

         As permitted by Section 102(b)(7) of the General Corporation Law of the State of Delaware, the registrant's Restated Certificate of Incorporation, as amended, contains a provision eliminating the personal liability of a director to the registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, subject to certain exceptions.

         Pursuant to the Registration Rights Agreement, the Selling Stockholders have agreed to indemnify the Company and its officers, directors and controlling persons against certain liabilities.

         The registrant maintains policies insuring its officers and directors against certain civil liabilities, including liabilities under the Securities Act.

     ITEM 16.     EXHIBITS


          5 Opinion of Robert Tucker as to the legality of the Common Stock to be registered.

         15     Letter re:  Unaudited Interim Financial Information.

         23.1   Consent of Robert Tucker (included in Exhibit 5).

         23.2   Consent of Ernst & Young LLP.

         24 Power of Attorney (included as part of the Signature Page of this Registration Statement).

     ITEM 17.     UNDERTAKINGS

         The undersigned registrant hereby undertakes:

         1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         4. That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         5. That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of Prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

         6. That, for the purposes of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         7. Insofar as indemnification for liabilities arising under the Securities Act, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on this 6th day of October, 1995.

                               CUC INTERNATIONAL INC.

                               By:/s/ Walter A. Forbes
                                  -------------------------------
                                   Walter A. Forbes
                                   Chief Executive Officer and Chairman of
                                   the Board of Directors

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Walter A. Forbes and E. Kirk Shelton, and each and either of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including, without limitation, post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


         Signature                    Title                                              Date
         ---------                    -----                                              ----
     /s/ Walter A. Forbes         Chief Executive Officer and Chairman of the            October 6, 1995
     ---------------------------- Board (Principal Executive Officer)
     Walter A. Forbes

     /s/ Cosmo Corigliano         Senior Vice President and Chief Financial              October 6, 1995
     ---------------------------- Officer (Principal Financial and Accounting Officer)
     Cosmo Corigliano

     /s/ Bartlett Burnap          Director                                               October 6, 1995
     ----------------------------
     Bartlett Burnap

                                  Director
     ----------------------------
     T. Barnes Donnelley

     /s/ Stephen A. Greyser       Director                                               October 6, 1995
     ----------------------------
     Stephen A. Greyser

     /s/ Christopher K. McLeod    Director                                               October 6, 1995
     ----------------------------
     Christopher K. McLeod

     /s/ Burton C. Perfit         Director                                               October 6, 1995
     ----------------------------
     Burton C. Perfit

     /s/ Robert P. Rittereiser    Director                                               October 6, 1995
     ----------------------------
     Robert P. Rittereiser

     /s/ Stanley M. Rumbough, Jr. Director                                               October 6, 1995
     ----------------------------
     Stanley M. Rumbough, Jr.

     /s/ E. Kirk Shelton          Director                                               October 6, 1995
     ----------------------------
     E. Kirk Shelton


                                INDEX TO EXHIBITS

                                                                Sequentially
                                                                Numbered
     Exhibit                                                    Page
     -------                                                    ---------

     5 Opinion of Robert Tucker as to the legality of the Common Stock to be registered.

     15   Letter re:  Unaudited Interim Financial Information.

     23.1 Consent of Robert Tucker (included in Exhibit 5).

     23.2 Consent of Ernst & Young LLP.

     24   Power of Attorney (included as part of the Signature
          Page of this Registration Statement).